Exhibit 10.3

FORM OF MANAGEMENT SUBSCRIPTION AND SHAREHOLDERS’ AGREEMENT

TABLE OF CONTENTS
			Page
ARTICLE I
DEFINITIONS
Section	1.1	Definitions	2
Section	1.2	Other Interpretive Provisions	6

ARTICLE II
Section	2.1	Purchase of Shares	6
Section	2.2	Consideration	7
Section	2.3	Time and Place	7
Section	2.4	Delivery by the Company	7
Section	2.5	Delivery by the Purchaser	7

ARTICLE III
REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS
Section	3.1	Investment Intention	7
Section	3.2	Securities Law Matters	7
Section	3.3	Compliance with Rule 144	8
Section	3.4	Ability to Bear Risk	8
Section	3.5	Access to Information	8
Section	3.6	Certain Restrictions on Transfer: Public Offerings;
		Compliance with Securities Laws	8
Section	3.7	Section 83(b) Election	9
Section	3.8	Legends	9

ARTICLE IV
VOTING
Section	4.1	Manner of Voting	10
Section	4.2	Proxy	10
Section	4.3	Termination of Voting Provisions	11

ARTICLE V
ADDITIONAL LIMITATIONS ON TRANSFERS OF COMPANY SHARES
Section	5.1	Limitations on Transfer	11
Section	5.2	Tag Along Rights	11
Section	5.3	Drag Along Rights	13

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Section	5.4	Rights and Obligations of Transferees	14
Section	5.5	Certain Rights of the Company upon Termination of Active
		Service	14
Section	5.6	Payment of Option Exercise Price or Tax Withholding Amount	17
Section	5.7	Power of Attorney	18
Section	5.8	Termination of Transfer Restrictions	18

ARTICLE VI
GENERAL PROVISIONS
Section	6.1	Merger with Burger King	19
Section	6.2	Waiver by Purchaser	19
Section	6.3	Assignment; Benefit	19
Section	6.4	Publicity and Confidentiality	19
Section	6.5	Termination	19
Section	6.6	Severability	20
Section	6.7	Entire Agreement; Amendment	20
Section	6.8	Third Party Beneficiary Rights of the Sponsors	20
Section	6.9	Counterparts	20
Section	6.10	Notices	20
Section	6.11	Governing Law	22
Section	6.12	Jurisdiction	22
Section	6.13	Waiver of Jury Trial	22
Section	6.14	Specific Performance	23
Section	6.15	Burger King Liability	23
Section	6.16	Subsequent Acquisition of Company Shares	23

* * *

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     THIS MANAGEMENT SUBSCRIPTION AND SHAREHOLDERS’ AGREEMENT (as it may be amended and in effect from time to time in accordance with the terms hereof, the “Agreement”), dated as of ______________, 2006, is made by and among Burger King Holdings, Inc., a Delaware corporation (the “Company”), Burger King Corporation, a Florida corporation (“Burger King”), and the purchaser whose name appears on the signature page hereof (the “Purchaser”).

RECITALS

     WHEREAS, the Company was converted from a Delaware limited liability company to a Delaware corporation pursuant to the filing of a certificate of conversion and a certificate of incorporation with the Office of the Secretary of State on June 27, 2003;

     WHEREAS, immediately following the conversion of the Company to a Delaware corporation, the Sponsors (as defined below) beneficially owned in the aggregate one hundred percent (100%) of the issued and outstanding Common Stock (as defined below);

     WHEREAS, the Company beneficially owns one hundred percent (100%) of the issued and outstanding common stock of Burger King;

     WHEREAS, the Board of Directors (as defined below) has adopted the Burger King Holdings, Inc. Equity Incentive Plan pursuant to which awards may be granted to eligible employees of Burger King or any of its subsidiaries and members of the Board of Directors who are serving as independent directors (as the same may be amended and in effect from time to time, the “Equity Incentive Plan”) with respect to an aggregate maximum of 519,410 shares of Common Stock;

     WHEREAS, pursuant to the terms of the Equity Incentive Plan, the Board of Directors has authorized the Company to grant to the Purchaser and certain other eligible participants in the Equity Incentive Plan awards of Options (as defined below) to purchase up to an aggregate of approximately 350,017 additional shares of Common Stock;

     WHEREAS, the Purchaser desires to exercise the Options granted to him/her and to subscribe for and purchase from the Company pursuant to the Equity Incentive Plan the aggregate number of shares of Common Stock set forth on the signature page hereof (the “Shares”), at an exercise price of $100.00 per share; and

     WHEREAS, the Company desires to sell the Shares to the Purchaser on the terms and subject to the conditions set forth herein and in the Equity Incentive Plan;

     WHEREAS, the right of the Purchaser to exercise the Options and purchase the Shares is subject to the Purchaser’s execution and delivery of this Agreement, which sets forth certain rights and obligations of the Purchaser with respect to the Shares and any other shares of Common Stock the Purchaser may acquire or hold from or after the date hereof (together with the Shares, the “Company Shares”).

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

     Section 1.1 Definitions. As used in the Agreement, the following terms shall have the following meanings.

     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary. For these purposes, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. In addition, the term “Affiliate” when used with reference to a Sponsor shall include any Person that is treated as an affiliate of such Sponsor under the Sponsor Shareholders Agreement.

     “Agreement” has the meaning set forth in the preamble.

     “Articles” means the articles of incorporation and by-laws of the Company.

     “Authorized Representatives” means any an officer, partner or other authorized signatory of any Person within the definition of (i) TPG, (ii) Goldman and/or (iii) Bain.

     “Bain” means, collectively, Bain Capital VII Coinvestment Fund, LLC, Bain Capital Integral Investors, LLC and BCIP TCV, LLC and any Affiliates of the foregoing to whom shares of Common Stock are Transferred after the effective date of the Sponsor Shareholders Agreement.

     “Board of Directors” means the board of directors of the Company.

     “Burger King” has the meaning set forth in the preamble.

     “Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     “Cause” means (A) a material breach by the Grantee of any obligations under the Grantee’s employment agreement or any other written agreement with any member of the Company Group, (B) a material violation by the Grantee of any Policy of any such member; (C) the failure by the Grantee to reasonably and substantially perform the duties of his employment with the Company Group (other than as a result of physical or mental illness or injury); (D) the Grantee’s willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to the business, reputation or prospects of any member of the Company

     Group; (E) the Grantee’s fraud or misappropriation of funds; or (F) the commission by the Grantee of a felony or other serious crime involving moral turpitude; provided that if the Grantee is party to an employment agreement with a member of the Company Group at the time of his Termination of Active Service and such agreement contains a different definition of “cause,” the definition in such employment agreement will control for purposes of this Agreement.

     If, subsequent to the Grantee’s Termination of Active Service Without Cause, the Board determines that the Grantee’s employment could have been terminated for Cause, subject to anything to the contrary that may be contained in an employment agreement between the Grantee and a member of the Company Group that is in effect at the time of his Termination of Active Service, the Grantee’s employment will, at the election of the Board, be deemed to have been terminated for Cause, effective as of the date the events giving rise to Cause occurred.

     “Closing” has the meaning set forth in Section 2.3.

     “Committee” means the committee of the Board of Directors designated by the Board of Directors to administer the Equity Incentive Plan or, at any time that no committee has been designated, the Board of Directors.

     “Common Stock” means the common stock of the Company, par value $0.01 per share.

     “Company” has the meaning set forth in the preamble.

     “Company Group” means, collectively, Burger King, its direct and indirect subsidiaries and any Affiliate of Burger King specifically designated as a member of the Company Group by the Board of Directors (or its designee).

     “Company Shares” has the meaning set forth in the recitals.

     “Disability” means a physical or mental condition of the Grantee that prevents or would prevent the performance of his duties for the Company Group for a continuous period of six (6) months or longer; provided that if the Grantee is party to an employment agreement with a member of the Company Group at the time of his termination of employment and such agreement contains a different definition of “disability” (or any derivation thereof), the definition in such employment agreement will control for purposes of this Agreement. The Grantee’s employment shall be deemed to have terminated as a result of Disability on the date as of which the Committee determines the Grantee has become disabled under the foregoing clause, subject to any disability provisions of the Grantee’s employment agreement.

     “Drag-Along Buyer” has the meaning set forth in Section 5.3(a) .

     “Drag-Along Disposition” has the meaning set forth in Section 5.3(a).

      “Drag-Along Notice” has the meaning set forth in Section 5.3(a) .

      “Equity Incentive Plan” has the meaning set forth in the recitals.

     “Financing Agreements” has the meaning set forth in Section 5.5(e) .

     “Goldman” means, collectively, GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH& Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P., Bridge Street Special Opportunities Fund 2000, L.P., Stone Street Fund 2000, L.P., Goldman Sachs Direct Investment Fund 2000, L.P., GS Private Equity Partners 2000, L.P., GS Private Equity Partners 2000 Offshore Holdings, L.P. and GS Private Equity Partners 2000 – Direct Investment Fund, L.P. and any Affiliates of the foregoing to whom shares of Common Stock are Transferred after the effective date of the Sponsor Shareholders Agreement.

     “Investment Rights” means an award granted under the Equity Incentive Plan pursuant to which the grantee has a limited right to purchase a stated number of shares of Common Stock, at a stated purchase price, on such terms and conditions as may be specified in connection with the grant of such award, including the requirement that, as a condition to the grantee’s purchase of any shares of Common Stock upon exercise of such right, the grantee enter into (or have previously entered into) a management subscription and shareholders’ agreement, substantially in the form hereof or such other form as the Board of Directors may approve from time to time.

     “IPO” means an initial registered public offering of equity securities of the Company or any of its subsidiaries.

     “Market Value” means, as of the applicable date of determination, the fair market value of a share of Common Stock, as determined by the Committee, in good faith, based on such factors as the Committee deems appropriate; provided that, following a Public Offering, the Market Value of a share of Common Stock shall be the closing price for a share (or the average of the last bid and ask prices for a share of Common Stock, if applicable) on the last trading day prior to the day as of which Market Value is determined on the principal securities exchange on which shares of Common Stock are then listed for trading or the principal interdealer quotation system on which shares of Common Stock are then quoted for trading, as the case may be (or, if shares of Common Stock are not traded or quoted on such day, on the last day shares of Common Stock are traded on such exchange or quoted on such interdealer system, as the case may be).

     “Option” means an award granted under the Equity Incentive Plan pursuant to which the grantee may purchase a stated number of shares of Common Stock, for a stated exercise price and during a specified exercise period, on such terms and conditions as may be specified in connection with such grant.

     “Person” means an individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

     “Policy” means, with respect to each member of the Company Group, all policies, procedures, rules and regulations applicable to its employees generally or to its employees at the Grantee’s grade level, including, without limitation, the Burger King Code of Business Ethics and Conduct, in each case, as any such policies may be amended from time to time in the applicable Company Group member‘s sole discretion.

     “Postponement Period” has the meaning set forth in Section 5.5(e) .

      “Proposed Transfer” has the meaning set forth in Section 5.2(a).

     “Proposed Transferee” has the meaning set forth in Section 5.2(a) .

     “Public Offering” means the effective date of a registration statement (other than a registration statement on Form S-4 or S-8, or any successor form) filed in connection with a registered public offering of equity securities of the Company following which at least 15% of the equity securities of the Company have been publicly distributed or sold or are being actively traded on a national securities exchange or quoted on an interdealer quotation system.

     “Purchaser Permitted Transferee” means, following the death of the Purchaser, the Purchaser’s estate or any other Person or Persons to whom Company Shares shall have Transferred by operation of law pursuant to the Purchaser’s will or the laws of descent and distribution.

     “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related prospectus) filed on Form S-8 or any successor form thereto.

     “Repurchase Period” has the meaning set forth in Section 5.5(c) .

     “Repurchase Price” has the meaning set forth in Section 5.5(b) .

     “Restricted Units” means an award granted under the Equity Incentive Plan pursuant to which the grantee is entitled to receive a share of Common Stock upon the occurrence of a future event or on a future date, on such terms and conditions as may be specified in connection with such grant.

     “Retirement” means the Purchaser’s Termination of Active Service at or after the later of (i) his 65th birthday and (ii) his completion of five years of employment with the Company Group.

     “SEC” means the Securities and Exchange Commission.

     “Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

     “Selling Sponsors” has the meaning set forth in Section 5.3(a) .

     “Sponsors” means, collectively, Bain, Goldman and TPG.

     “Sponsor Shareholders Agreement” means the shareholders’ agreement among the Company, Burger King and the Sponsors, as the same may be amended and in effect from time to time.

     “Termination of Active Service” means the termination of the Purchaser’s active employment with the Company Group for any reason, including the Purchaser’s resignation, death, Disability or Retirement or termination by the member of the Company Group that employs the Purchaser Without Cause or for Cause.

     “Termination Date” means the date of the Purchaser’s Termination of Active Service.

     “TPG” means TPG BK Holdco LLC, a Delaware limited liability company and any of its Affiliates to whom Company Shares are Transferred after the effective date of the Sponsor Shareholders Agreement.

     “Transfer” means any direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation, gift, testamentary transfer or other encumbrance or other disposition of any interest, including the grant of an option or other right in respect of such interest, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law; and “Transferred”, “Transferee” and “Transferability” shall each have a correlative meaning.

     “Without Cause” means the Purchaser’s Termination of Active Service by the member of the Company Group that employs the Purchaser other than any such termination by such member of the Company Group for Cause or due to the Purchaser’s death, Disability or Retirement.

     Section 1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

     (c) The term “including” is not limiting and means “including without limitation.”

     (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

     (e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

PURCHASE AND SALE OF SHARES

     Section 2.1 Purchase of Shares. Subject to all of the terms and conditions of this Agreement, the Purchaser hereby subscribes for and shall purchase, and the Company shall sell to the Purchaser, the Shares at an exercise price of $100.00 per Share, at the Closing provided for in Section 2.3 hereof. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to sell any Shares to (i) any Person who is not an employee of the Company Group at the time that such Shares are to be sold or (ii) any Person who is a resident of a jurisdiction in which the sale of Shares to him would constitute a violation of the securities, “blue sky” or other laws of such jurisdiction.

     Section 2.2 Consideration. Subject to all of the terms and conditions of this Agreement, the Purchaser shall deliver to the Company at the Closing referred to in Section 2.3 hereof immediately available funds in an amount equal to the aggregate purchase price for the Shares set forth on the signature page hereof.

     Section 2.3 Time and Place. Except as otherwise agreed by the Company and the Purchaser, the closing (the “Closing”) of the transaction contemplated by this Agreement shall be held at the offices of Burger King, 5505 Blue Lagoon Drive, Miami, Florida at 10:00 A.M. (eastern daylight time) on or about _______________, 2006.

     Section 2.4 Delivery by the Company. At the Closing, the Company shall deliver to the Purchaser a stock certificate registered in the Purchaser’s name and representing the Shares, which certificate shall bear the legend set forth in Section 3.8 and any other legend that the Company deems appropriate.

     Section 2.5 Delivery by the Purchaser. At the Closing, the Purchaser shall deliver to the Company the consideration referred to in Section 2.2 hereof.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS

     On the date hereof, the Purchaser hereby represents and warrants to the Company and acknowledges and agrees, as the case may be, as follows with respect to his subscription for and purchase of the Shares. As of the date of any subsequent subscription for and purchase or other acquisition of Company Shares, the Purchaser will be deemed to have repeated in its entirety each of the following representations, warranties, acknowledgements and agreement as if made at and as of that time with respect to such subsequent subscription, purchase or other acquisition of Company Shares.

     Section 3.1 Investment Intention. The Purchaser represents and warrants that he is acquiring the Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution thereof. The Purchaser further represents and warrants that any Company Shares subsequently acquired by the Purchaser will be acquired by him solely for his own account and not with a view to or for sale in connection with any distribution of such Company Shares.

     Section 3.2 Securities Law Matters. The Purchaser acknowledges receipt of advice from the Company that (i) the Shares have not been (and any Company Shares subsequently acquired by the Purchaser are not expected to be) registered under the Securities Act or any state or foreign securities or “blue sky” laws, (ii) it is not anticipated that there will be any public market for the Company Shares, including the Shares, (iii) the Shares (and any Company Shares subsequently acquired by the Purchaser) must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares (and any such Company Shares) unless the Shares (or such Company Shares) are subsequently registered under the Securities Act and such state or foreign laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act (“Rule l44”) is not presently available with respect to sales of securities of the Company and the Company has made no covenant to make Rule 144 available, (v) when and if the Shares (and any Company Shares subsequently acquired by the Purchaser) may be disposed of without registration in reliance upon Rule 144, such disposition can generally be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) the Company does not plan to file reports with the SEC or make information concerning the Company publicly available, (vii) if the exemption afforded by Rule 144 is not available, sales of the Shares (and any Company Shares subsequently acquired by the Purchaser) may be difficult to effect because of the absence of public information concerning the Company, (viii) a restrictive legend in the form set forth in Section 3.8 hereof shall be placed on the certificates representing the Shares (and any Company Shares subsequently acquired by the Purchaser) and (ix) a notation shall be made in the appropriate records of the Company indicating that the Shares (and any Company Shares subsequently acquired by the Purchaser) are subject to restrictions on transfer set forth in this Agreement and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Shares (and any Company Shares subsequently acquired by the Purchaser).

     Section 3.3 Compliance with Rule 144. If any of the Shares (or any Company Shares subsequently acquired by the Purchaser) are to be disposed of in accordance with Rule 144, the Purchaser shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the SEC for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.

     Section 3.4 Ability to Bear Risk. The Purchaser represents and warrants that (i) the financial situation of the Purchaser is such that he can afford to bear the economic risk of holding the Shares (and any Company Shares subsequently acquired by the Purchaser) for an indefinite period and (ii) he can afford to suffer the complete loss of his investment in the Shares (and any Company Shares subsequently acquired by the Purchaser).

     Section 3.5 Access to Information. The Purchaser represents and warrants that (i) he has carefully reviewed the materials furnished to him in connection with the transaction contemplated hereby (or with respect to any subsequent acquisition of Company Shares by the Purchaser), (ii) he has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the purchase of the Shares (and any Company Shares subsequently acquired by the Purchaser) and to obtain any additional information that he deems necessary to verify the accuracy of the information contained in such materials and (iii) his knowledge and experience in financial and business matters is such that he is capable of evaluating the risks of an investment in the Shares (and any Company Shares subsequently acquired by the Purchaser).

     Section 3.6 Certain Restrictions on Transfer: Public Offerings; Compliance with Securities Laws.

     (a) The Purchaser acknowledges that he shall not be permitted to, and hereby agrees that he will not, Transfer any Shares (or any Company Shares subsequently acquired by the Purchaser) during the 20 days prior to and the 180 days (or such longer period as the applicable underwriters may specify) following the effective date of any Registration Statement filed by the Company in connection with an underwritten public offering of any equity securities of the Company.

     (b) The Purchaser further understands, acknowledges and agrees that none of the Shares (and no Company Shares subsequently acquired by the Purchaser) may be Transferred unless (i) (A) such disposition is pursuant to an effective Registration Statement under the Securities Act, (B) the Purchaser shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is exempt from the provisions of Section 5 of the Securities Act or (C) a no-action letter from the SEC, reasonably satisfactory to the Company, shall have been obtained with respect to such disposition, and (ii) unless such disposition is pursuant to registration under any applicable state securities laws or an exemption therefrom.

     Section 3.7 Section 83(b) Election. The Purchaser agrees that, within 30 days after his purchase of the Shares (and within 30 days after his purchase of any Company Shares subsequently acquired by the Purchaser), he shall, or shall affirmatively decide not to, make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, with respect to the Shares purchased (and any Company Shares subsequently acquired by the Purchaser) and shall give notice to the Company of such election or decision, and acknowledges that he will be solely responsible for any and all tax liabilities payable by him in connection with his purchase and receipt of the Shares (and any Company Shares subsequently acquired by the Purchaser) or attributable to his making or not making any such election.

     Section 3.8 Legends. The Purchaser acknowledges that each certificate evidencing the Shares (or any Company Shares subsequently acquired by the Purchaser) shall bear appropriate legends, which will include, without limitation, the following restrictive legends, either as an endorsement or on the face thereof:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS, RESTRICTIONS

AGAINST TRANSFER AND REPURCHASE RIGHTS) CONTAINED IN THE BURGER KING HOLDINGS, INC. EQUITY INCENTIVE PLAN AND A MANAGEMENT SUBSCRIPTION AND SHAREHOLDERS’ AGREEMENT ENTERED INTO AMONG THE REGISTERED OWNER OF SUCH SHARES, BURGER KING CORPORATION AND BURGER KING HOLDINGS, INC. COPIES OF THE PLAN AND AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF BURGER KING HOLDINGS, INC., AT [ADDRESS].

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE OR NON-U.S. SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (I)(A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (II) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE AND NON-U.S. SECURITIES LAWS OR AN EXEMPTION THEREFROM.

In the event that the restrictive legend set forth on any certificate evidencing Company Shares has ceased to be applicable, the Company shall provide the Purchaser, or his Purchaser Permitted Transferees, at their request, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any), with new certificates for such securities of like tenor not bearing the legend with respect to which the restriction has ceased and terminated.

ARTICLE IV

VOTING

     Section 4.1 Manner of Voting. With respect to any matter that is submitted to shareholders of the Company for vote or for which the written consent or proxy of shareholders of the Company is solicited or requested, the Purchaser shall (i) vote all of his Company Shares on such matter in the same manner as the Sponsors vote fifty-one per cent (51%) or more of the shares of Common Stock then collectively owned by the Sponsors with respect to such matter or (ii) provide a written consent or proxy for all of his Company Shares that has the same effect with respect to such matter as the written consents and/or proxies delivered by the Sponsors for fifty-one per cent (51%) or more of the shares of Common Stock then collectively owned by the Sponsors with respect to such matter.

     Section 4.2 Proxy. Solely for purposes of Section 4.1, and in order to secure the performance of the Purchaser’s obligations under Section 4.1, the Purchaser hereby irrevocably appoints the Authorized Representatives the attorney-in-fact and proxy of the Purchaser (with full power of substitution) to vote or provide a written consent or proxy with respect to all of his Company Shares as described in this Section 4.2 if, and only in the event that, the Purchaser fails to vote or provide a written consent or proxy with respect to all of his Company Shares in accordance with the terms of Section 4.1. The Purchaser shall have five (5) Business Days from the date of a request for such vote or written consent or proxy to cure such failure. If after such cure period the Purchaser has not cured such failure, the Authorized Representatives shall have and is hereby irrevocably granted a proxy to vote or provide a written consent or proxy with respect to all of the Purchaser’s Company Shares for the purposes of taking the actions required by Section 4.1. The Purchaser intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and the Purchaser will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by him with respect to the matters set forth in Section 4.1 with respect to the Company Shares owned by the Purchaser. Notwithstanding the foregoing, the conditional proxy granted by this Section 4.2 shall be deemed to be revoked upon the termination of the provisions of this Article IV in accordance with its terms.

     Section 4.3 Termination of Voting Provisions. The provisions of this Article IV shall terminate and be of no further force and effect upon the termination of the management provisions of the Sponsor Shareholder Agreement following an IPO.

ARTICLE V

ADDITIONAL LIMITATIONS ON TRANSFERS OF COMPANY SHARES

     Section 5.1 Limitations on Transfer.

     (a) Neither the Purchaser nor any of his heirs or representatives may Transfer any Company Shares, other than Transfers (i) pursuant to or consequent upon the exercise of the tag or drag along rights set forth in Section 5.2 or 5.3 hereof, (ii) to the Company (or its designee) (x) upon exercise of its repurchase right under Section 5.5 hereof or (y) in accordance with Section 5.6 hereof, in satisfaction of all or a portion of (I) the option exercise price and/or related minimum statutory tax withholding amount payable by the Purchaser upon his exercise vested Options or (II) the minimum statutory tax withholding amount payable by the Purchaser upon receipt Company Shares in settlement of Restricted Units or (iii) subject to Section 5.4, to a Purchaser Permitted Transferee upon the death of the Purchaser; provided in the case of any Transfer to a Purchaser Permitted Transferee that the Company shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Company may request to establish the validity of the Transfer.

     (b) In the event of a purported Transfer by the Purchaser of any Company Shares in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect, and the Company will not give effect to such Transfer.

     Section 5.2 Tag Along Rights.

     (a) In the case of a proposed Transfer (a “Proposed Transfer”) by a Sponsor (a “Transferring Sponsor”) of shares of Common Stock representing 20% or more of the then outstanding shares of Common Stock, other than (i) to the Company, (ii) to a “permitted transferee” of such Sponsor (within the meaning of the Sponsor Shareholders Agreement), (iii) pursuant to or consequent upon the exercise of the drag along rights set forth in Section 5.3 or (iv) in connection with any public offering of equity securities of the Company, the Purchaser shall have the right (exercisable in accordance with paragraph 5.2(b)) to require the Transferring Sponsor to cause the proposed Transferee (a “Proposed Transferee”) to purchase from the Purchaser up to a number of Company Shares equal to the product of (A) the total number of shares of Common Stock proposed to be Transferred by the Transferring Sponsor multiplied by (B) a fraction, the numerator of which is the aggregate number of Company Shares then owned by the Purchaser and the denominator of which is the aggregate number of shares of Common Stock then owned by the Sponsors, the Purchaser and each other shareholder of the Company eligible to exercise substantially similar tag-along rights with respect to the Proposed Transfer; provided, however, that the Purchaser’s right under this Section 5.2(a) is subject to the determination by the Company that his participation in the Proposed Transfer on the same terms and conditions as the Transferring Sponsor complies with all applicable Federal, state and non-U.S. securities laws or applicable exemptions therefrom.

     (b) Promptly upon receipt thereof, the Company shall give to the Purchaser copies of any written notices, transaction documents and other written information with respect to a Proposed Transfer delivered pursuant to the Sponsor Shareholders Agreement by the Transferring Sponsor to the other Sponsors in connection with such Proposed Transfer, including any written notice from the Transferring Sponsor setting forth the number of shares of Common Stock proposed to be Transferred in the Proposed Transfer, the name and address of the Proposed Transferee, the proposed amount and form of consideration (and, if such consideration consists in part or in whole of property other than cash, any information provided by the Transferring Sponsor at the request of the other Sponsors relating to such non-cash consideration), and other terms and conditions of payment offered by the Proposed Transferee. The tag-along rights provided by this Section 5.2 must be exercised by the Purchaser within five (5) Business Days following receipt by the Purchaser of the first notice delivered to him by the Company with respect to the Proposed Transfer, by delivery of a written notice to the Company and the Transferring Sponsor indicating his desire to exercise his tag-along rights and specifying the number of Company Shares he desires to Transfer in the Proposed Transfer.

     (c) Any Transfer of Company Shares by the Purchaser to a Proposed Transferee pursuant to this Section 5.2 shall be on the same terms and conditions (including, without limitation, price, time of payment and form of consideration) as to be paid to the

Transferring Sponsor; provided that in order to be entitled to exercise his tag along right pursuant to this Section 5.2, the Purchaser must agree to make to the Proposed Transferee representations, warranties, covenants, indemnities and agreements the same mutatis mutandis as those made by the Transferring Sponsor in connection with the Proposed Transfer (other than any non-competition or similar agreements or covenants that would bind the Purchaser), and agree to the same conditions to the Proposed Transfer as the Transferring Sponsor agrees, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by the Transferring Sponsor, the Purchaser and any other shareholder of the Company exercising similar tag-along rights severally and not jointly and that, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Purchaser as to the unencumbered title to his Company Shares and the power, authority and legal right to Transfer such Company Shares, the aggregate amount of the liability of the Purchaser shall not exceed either (i) the Purchaser’s pro rata portion of any such liability to be determined in accordance with the Purchaser’s portion of the total number of shares of Common Stock included in such Transfer or (ii) the proceeds to the Purchaser in connection with such Transfer. The Purchaser shall be responsible for his proportionate share of the costs of the Proposed Transfer to the extent not paid or reimbursed by the Proposed Transferee or the Company.

     Section 5.3 Drag Along Rights.

     (a) If Sponsors holding, in the aggregate, at least sixty percent (60%) of the shares of Common Stock owned by the Sponsors from time to time (the “Selling Sponsors”) agree to enter into a transaction (a “Drag-Along Disposition”) which would result in the Transfer of at least fifty-one percent (51%) of the aggregate shares of Common Stock then outstanding to a non-Affiliate third party (the “Drag-Along Buyer”) and the Selling Sponsors direct the Company to exercise its rights under this Section 5.3, the Company shall deliver to the Purchaser promptly upon receipt thereof from the Selling Sponsors copies of any written notice(s) delivered by the Selling Sponsors to the other Sponsors pursuant to the Sponsor Shareholder Agreement with respect to the Drag-Along Disposition, together with the Company’s written notice stating that the Company wishes to exercise its right hereunder with respect to such Drag-Along Disposition (a “Drag-Along Notice”), including copies of any written notice from the Selling Sponsors setting forth the name and address of the Drag-Along Buyer, the number of shares of Common Stock proposed to be Transferred, the proposed amount and form of the consideration, and all other material terms and conditions offered by the Drag-Along Buyer.

     (b) Upon delivery of a Drag-Along Notice, the Purchaser shall be required to Transfer that percentage of the Company Shares then owned by him equal to the percentage of shares of Common Stock held by the Selling Sponsors which is being Transferred to the Drag-Along Buyer, upon the same terms and conditions (including, without limitation, as to price, time of payment and form of consideration) as agreed by the Selling Sponsors and the Drag-Along Buyer, and shall make to the Drag-Along Buyer representations, warranties, covenants, indemnities and agreements comparable to those made by the Selling Sponsors in connection with the Transfer (other than any non-competition or similar agreements or covenants that would bind the Purchaser), and shall agree to the same conditions to the Transfer as the Selling Sponsors agree, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by each Selling Sponsor, the Purchaser and any other shareholder of the Company participating in the Drag-Along Disposition severally and not jointly and that, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Purchaser as to the unencumbered title to his Company Shares and the power, authority and legal right to Transfer such Company Shares, the aggregate amount of the liability of the Purchaser shall not exceed either (i) the Purchaser’s pro rata portion of any such liability, to be determined in accordance with the Purchaser’s portion of the total number of shares of Common Stock included in such Transfer or (ii) the proceeds to the Purchaser in connection with such Transfer.

     (c) In the event that any such Transfer is structured as a merger, consolidation, or similar business combination, the Purchaser agrees to (i) vote in favor of the transaction, (ii) take such other action as may be required to effect such transaction (subject to Section 5.3(b)), and (iii) take all action to waive any dissenters, appraisal or other similar rights with respect thereto.

     (d) If the Purchaser fails to deliver to the Drag-Along Buyer the certificate or certificates evidencing his Company Shares to be sold pursuant to this Section 5.3, the Company may, at its option, in addition to all other remedies it may have, request the Selling Sponsors to deposit the purchase price (including any promissory note constituting all or any portion thereof) for such Company Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of $100 million (the “Escrow Agent”), and the Company shall cancel on its books the certificate or certificates representing such Company Shares and thereupon all of such Purchaser’s rights in and to such Company Shares shall terminate. Thereafter, upon delivery to the Company by the Purchaser of the certificate or certificates evidencing such Company Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any stock transfer tax stamps affixed), the Company shall notify the Selling Sponsors to instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Company) to the Purchaser.

     Section 5.4 Rights and Obligations of Transferees. Any Transfer of Company Shares by the Purchaser to any Person other than a Sponsor or the Company, which Transfer is otherwise in compliance herewith, shall be permitted hereunder only if the Transferee of such Company Shares agrees in writing that it shall, upon such Transfer, assume with respect to such Company Shares the Purchaser’s obligations under this Agreement and become, for such purpose, a party to this Agreement and any other agreement or instrument executed and delivered by the Purchaser in respect of the Company Shares.

     Section 5.5 Certain Rights of the Company upon Termination of Active Service.

     (a) Company’s Repurchase Right following Termination of Active Service. Following the Purchaser’s Termination of Active Service for any reason, the Company (or its designee) shall have the right (but not the obligation) to repurchase all or any portion of the Company Shares then held by the Purchaser (or any Purchaser Permitted Transferee), including (i) Company Shares purchased prior to the Termination Date upon exercise of Investment Rights or vested Options, (ii) Company Shares purchased on or after the Termination Date upon exercise of vested Options and (iii) Company Shares transferred to the Purchaser at any time in settlement of vested Restricted Units.

     (b) Repurchase Price. The repurchase price (“Repurchase Price”) for Company Shares repurchased by the Company (or its designee) following the Purchaser’s Termination of Active Service shall vary depending upon the time and circumstances of the Purchaser’s Termination of Active Service, as follows:

Type of Termination	Company Shares Purchased on Exercise of Vested Options	Company Shares Delivered in Settlement of Vested Restricted Units	Company Shares Purchased on Exercise of Investment Rights
Without Cause	Market Value	Market Value	Market Value
Resignation by the Purchaser	Lesser of (i) Market Value and (ii) corresponding Option exercise price plus simple interest at 8% per annum	Market Value

Resignation prior to first anniversary of grant  date of Investment  Rights, the lesser of (i) Market Value and (ii)  the original purchase price for the Company Shares

Resignation on or after first anniversary, Market Value

Due to Death, Disability or Retirement	Market Value	Market Value	Market Value
By the Company Group for Cause	Lesser of (i) Market Value and (ii) corresponding Option exercise price	N/A, all Restricted Units forfeited	Lesser of (i) Market Value and (ii) the original purchase price for the Company Shares

In all cases, Market Value shall be determined as of the commencement date of the applicable Repurchase Period and, if applicable, interest shall be deemed to have accrued for the period from the date of grant of the corresponding Options or Restricted Units, as the case may be, to the commencement date of the applicable Repurchase Period.

     (c) Repurchase Period. The Company shall be permitted to exercise its right to repurchase (or to cause its designee to repurchase) Company Shares following the Purchaser’s Termination of Active Service during a period of six months, commencing on the applicable day specified below for the applicable type of Company Shares (the “Repurchase Period”); provided that the Repurchase Period shall expire as of any earlier day during the Repurchase Period that the Company delivers written notice to the Purchaser of its election to exercise (or decision not to exercise) its repurchase right with respect to such Company Shares:

Type of Termination	Commencement Date:
	Company Shares Purchased on Exercise of Vested Options	Company Shares Delivered in Settlement of Vested Restricted Units	Company Shares Purchased on Exercise of Investment Rights
Without Cause	The later of (i) the Purchaser’s Termination Date and (ii) the six-month anniversary of the date of the Purchaser’s last purchase of Company Shares on exercise of Options	The later of (i) the Purchaser’s Termination Date and (ii) the six-month anniversary of the last vesting date for any installment of the Purchaser’s Restricted Units	The later of (i) the Purchaser’s Termination Date and (ii) the six- month anniversary of the date of the Purchaser’s last purchase of Company Shares on exercise of Investment Rights
Resignation by the Participant	The later of (i) the 91st day following the Purchaser’s Termination Date and (ii) the six-month anniversary of the Purchaser’s last purchase of Company Shares on exercise of Options	The later of (i) the 91st day following the Purchaser’s Termination Date and (ii) the six-month anniversary of the last vesting date for any installment of the Purchaser’s Restricted Units	The later of (i) the 91st day following the Purchaser’s Termination Date and (ii) the six- month anniversary of the date of the Purchaser’s last purchase of Company Shares on exercise of Investment Rights
Due to Death, Disability or Retirement	The later of (i) the Purchaser’s Termination Date and (ii) the six month anniversary of the date of the Purchaser’s or, if applicable, the Purchaser Permitted Transferee’s, last purchase of Company Shares upon exercise of Options	The Purchaser’s Termination Date	The Purchaser’s Termination Date
By the Company Group for Cause	The date notice of termination is delivered to the Purchaser	N/A	The date notice of termination is delivered to the Purchaser

     (d) Procedures; Closing of Repurchase.

     (i) Notice of Election. The Company shall be entitled to exercise its right to repurchase (or to cause its designee to repurchase) the Purchaser’s Company Shares by delivering written notice to the Purchaser, which notice specifies the number of Company Shares that it (or its designee) will repurchase and the Repurchase Price therefor. Such notice of exercise may be delivered by the Company at any time during the Repurchase Period applicable to the Company Shares subject to repurchase.

     (ii) Closing of Repurchase. The closing of a repurchase of the Purchaser’s Company Shares following the Purchaser’s Termination of Active Service shall take place at the principal office of the Company on the tenth Business Day following the date of delivery of written notice to the Purchaser of the Company’s election to repurchase (or to cause its designee to repurchase) such Company Shares, unless specified otherwise in such notice. At the closing, the Purchaser shall deliver to the Company (or its designee) the stock certificates representing the Company Shares to be purchased, duly endorsed in blank or accompanied by stock powers duly executed in blank, and such other instruments or documents as the Company may request, signed by the Purchaser, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature. Subject to Section 5.5(e), payment of the Repurchase Price shall be made by the Company at the closing in cash, by delivery of a Promissory Note or partly by delivery of a Promissory Note, with the balance paid in cash.

     (e) Delay of Repurchase. Notwithstanding any other provision of this Agreement, (i) the Company shall be permitted to delay the repurchase of Company Shares pursuant to Section 5.5 hereof in the event that any such repurchase (or the payment of the Repurchase Price in connection with any such repurchase) would result in a violation of the terms or provisions of, or a default or an event of default under, any credit, loan, guarantee, financing or security or other similar agreement by which the Company or any member of the Company Group is bound as of any date in the period beginning on the Purchaser’s Termination Date and ending on the last day of the applicable Repurchase Period (such agreements and documents, as each may be amended, modified or supplemented from time to time, are referred herein as the “Financing Agreements”). In any such event, such repurchase will be postponed (any such period of postponement referred to as the “Postponement Period”) and will be effected without the application of further conditions or impediments at the first opportunity thereafter when such repurchase (and the payment of the Repurchase Price) will not result in any default, event of default or violation under any of the Financing Agreements, and the Repurchase Price for such Company Shares shall be increased by interest thereon for the Postponement Period at an annual rate equal to two percentage points greater than the LIBOR rate in effect as of the first day of the calendar month commencing coincident with or immediately prior to the Postponement Period.

     Section 5.6 Payment of Option Exercise Price or Tax Withholding Amount. Solely if and to the extent the Purchaser receives all necessary approvals and consents to tender and transfer Company Shares to the Company to satisfy [his or her] obligation to pay all or a portion of (i) the exercise price and/or related minimum statutory tax withholding amount payable by the

Purchaser upon his exercise of any vested Options or (ii) the minimum statutory tax withholding amount payable by the Purchaser upon his receipt of Company Shares in settlement of Restricted Units, the Purchaser shall be permitted to Transfer a number of whole Company Shares to the Company having an aggregate Market Value as of the date of the proposed exercise or settlement, as the case may be, equal to the portion of the option exercise price and/or minimum statutory tax withholding amount for which all necessary consents and approvals have been obtained, as determined by the Board of Directors, provided that (i) any such Company Shares Transferred to the Company shall have been owned by the Purchaser on an unconditional basis for at least six months prior to the date of the proposed exercise and (ii) any such Transfer complies with all of the terms and provisions of this Agreement, the Equity Incentive Plan and any agreement with the Company or Burger King evidencing the Options to be exercised or Restricted Units to be settled.

     Section 5.7 Power of Attorney. Solely for purposes of Section 5.3 and 5.5, in order to secure the performance of the Purchaser’s obligations under such Sections, the Purchaser hereby irrevocably appoints each of the Authorized Representatives the attorney-in-fact and proxy of the Purchaser (with full power of substitution) to (i) vote or provide a written consent with respect to the Company Shares as described in this paragraph if, and only in the event that, the Purchaser fails to vote or provide a written consent with respect to the Company Shares in accordance with the terms of Section 5.3(c) within three (3) days of a request for such vote or written consent and (ii) Transfer any Company Shares required to be Transferred by the Purchaser pursuant to Section 5.3 or 5.5, as the case may be, and to execute and deliver on behalf of the Purchaser any and all documents any Authorized Representative deems necessary or appropriate to effect any such Transfer, if, and only in the event that, the Purchaser fails to Transfer such Company Shares or execute any such document at the time and on and the terms and conditions set forth in Section 5.3 or 5.5, as the case may be. Upon any such failure, the Authorized Representatives shall have and are hereby irrevocably granted (i) a proxy to vote or provide a written consent with respect to the Purchaser’s Company Shares for the purposes of taking the actions required by Section 5.3(c) or Transferring any such Company Shares pursuant to Section 5.3 or 5.5, as applicable, and (ii) a power of attorney to execute and deliver on behalf of the Purchaser any and all documents any Authorized Representative deems necessary or appropriate to effect any such vote, written consent or Transfer. The Purchaser intends this proxy and power of attorney to be, and it shall be, irrevocable and coupled with an interest, and the Purchaser will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and power of attorney and hereby revokes any proxy or power of attorney previously granted by him with respect to the matters set forth in this Section 5.7. Notwithstanding the foregoing, the conditional proxy and power of attorney granted by this Section 5.7 shall be deemed to be revoked upon the termination of this Article V in accordance with its terms.

     Section 5.8 Termination of Transfer Restrictions. The provisions of this Article V shall terminate and be of no further force and effect upon the consummation of a Public Offering.

ARTICLE VI

GENERAL PROVISIONS

     Section 6.1 Merger with Burger King. In the event of any merger, statutory share exchange or other business combination of the Company with Burger King or any of Burger King’s subsidiaries, (i) the Purchaser and Burger King (or, if different, the surviving entity of the merger) shall execute a management shareholders’ agreement with terms that are substantially equivalent to this Agreement; provided that such management shareholders’ agreement shall terminate upon the same terms and conditions as provided herein, and (ii) the Company shall distribute any securities issued to the Company pursuant to such merger to the Purchaser pro rata in accordance with the percentage of the outstanding shares of Common Stock represented by the Company Shares then owned by the Purchaser, determined on a fully diluted basis.

     Section 6.2 Waiver by Purchaser. The rights and obligations contained in this Agreement are in addition to the relevant provisions of the Articles in force from time to time and shall be construed to comply with such provisions. To the extent that this Agreement is determined to be in contravention of the Articles, this Agreement shall constitute a waiver by the Purchaser, to the fullest extent permissible under applicable laws, of any right the Purchaser may have pursuant to the Articles that is inconsistent with this Agreement.

     Section 6.3 Assignment; Benefit.

     (a) The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto except as provided under Article 5. Any assignment of rights or obligations in violation of this Section 6.3 shall be null and void.

     (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and, except as provided in Section 6.8, there shall be no third-party beneficiaries to this Agreement.

     Section 6.4 Publicity and Confidentiality. The Purchaser shall keep confidential this Agreement and the transactions contemplated hereby and shall not disclose, issue any press release or otherwise make any public statement in connection therewith without the prior written consent of the Company, unless so required by applicable law or any governmental authority; provided that no such written consent shall be required (and the Purchaser shall be free to release such information) for disclosures to the Purchaser’s advisors, accountants or attorneys, so long as such persons agree to keep such information confidential.

     Section 6.5 Termination.

     (a) Article IV of this Agreement shall terminate as set forth in Section 4.3. Article V of this Agreement shall terminate as set forth in Section 5.8. The remainder of this Agreement shall terminate automatically (without any action by any party hereto) upon an IPO of the Company, provided that Article VI shall survive such termination in accordance with the terms hereof and Section 3.6 shall survive such termination indefinitely.

     (b) Upon termination of this Agreement, unless otherwise agreed, at the request of the Company, the Purchaser shall take all necessary action to amend the Articles to remove any provisions that are in such documents solely due to the existence of this Agreement.

     Section 6.6 Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 6.7 Entire Agreement; Amendment. (a) This Agreement sets forth the entire understanding and agreement between the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. No provision of this Agreement may be amended, modified or waived in whole or in part at any time without an agreement in writing executed by each of the parties hereto and, in the case of any amendment to any provision of Article V, without the written consent of Sponsors holding a majority of the shares of Common Stock then owned in the aggregate by the Sponsors.

     (b) No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed and, in the case of a waiver of any of the provisions of Article V, is consented to, in writing, by Sponsors holding a majority of the shares of Common Stock then owned in the aggregate by the Sponsors. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     Section 6.8 Third Party Beneficiary Rights of the Sponsors. Notwithstanding any other provision of this Agreement, each of the Sponsors shall have the rights of a third party beneficiary in law and in equity to enforce the provisions of Articles IV and V and Sections 6.6, 6.7, 6.8, 6.10, 6.11, 6.12, 6.13 and 6.14 of this Agreement as if each Sponsor was the Company and a party to this Agreement.

     Section 6.9 Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

      Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the parties at the following addresses (or at such other address for the parties as shall be specified by like notice):

if to the Company:
.
Burger King Holdings, Inc
301 Commerce Street
Suite 3300
Fort Worth, Texas 76102
Attention: Richard A. Ekleberry, Esq.
Telephone: 817-871-4080
Fax: 817-871-4088
with a copy (which shall not constitute notice) to:

Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, NY 10006
Attention: Michael L. Ryan, Esq.
Michael A. Gerstenzang, Esq.
Telephone: 212-225-2000
Fax: 212-225-3999

if to Burger King:
Burger King Corporation
5505 Blue Lagoon Drive
Miami, FL 33126-2029
Attention: Executive Vice President & Chief Human Resources Officer
Telephone: 305-378-3755
Fax: 305-378-3189

and

Attention: Executive Vice President & General Counsel
Telephone: 305-378-7913
Fax: 305-378-7112

     if to the Grantee, to the address set forth on the signature page hereof.

Copies (which shall not constitute notice) of any notice or other written communication given under this Agreement with respect to any of the provisions of Article V shall also be given to:

Texas Pacific Group 301 Commerce Street Suite 3300 Fort Worth, Texas 76102 Attention: Richard A. Ekleberry, Esq. Telephone: 817-871-4080

Fax: 817-871-4088

GS Capital Partners 2000, L.P.
c/o Goldman Sachs & Co.
85 Broad Street New York, NY 10004
Attention: Adrian Jones
                  Ben Adler
Telephone: 212-902-1000
Fax: 212-902-3000

Bain
111 Huntington Avenue
Boston, MA 02199
Attention: Phil Loughlin
Telephone: 617-516-2000
Fax: 617-516-2010

     Section 6.10 Governing Law. THIS AGREEMENT AND ANY RELATED DISPUTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

     Section 6.11 Jurisdiction. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF FLORIDA OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF FLORIDA, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

     Section 6.12 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PURCHASER WAIVES, AND COVENANTS THAT THE PURCHASER WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE PURCHASER, THE COMPANY, BURGER KING OR ANY SPONSOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company, Burger King and any Sponsor may file an original counterpart or a copy of this Section 6.13 with any court as written evidence of the consent of the Purchaser to the waiver of his right to trial by jury.

     Section 6.13 Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

     Section 6.14 Burger King Liability. Burger King agrees that it shall be jointly and severally liable with the Company with respect to all of the Company’s payment and other obligations hereunder.

     Section 6.15 Subsequent Acquisition of Company Shares. Any securities of the Company acquired subsequent to the date hereof by the Purchaser shall be subject to the terms and conditions of this Agreement and such shares shall be considered to be “Company Shares” as such term is used herein for purposes of this Agreement.

* * * * * *

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

BURGER KING HOLDINGS, INC.

By:

Name:
Title:

BURGER KING CORPORATION

By:

Name:
Title:

THE PURCHASER

By:

Number of Shares of		Name:
Common Stock:

Aggregate Exercise Price:	ADDRESS: